CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #123 to the Registration Statement on Form N-1A of the RMB Investors Trust and to the use of our report dated February 26, 2021 on the financial statements and financial highlights of the RMB Investors Trust. Such financial statements and financial highlights appear in the 2020 Annual Report to Shareholders which are also incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP
Philadelphia, Pennsylvania
April 26, 2021